Filed with the Securities and Exchange Commission on August 9, 1999
                                                    Registration No. 333-69321


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                -------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                   FORM S-3
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                       Pinnacle Bankshares Corporation
            (Exact Name of Registrant as specified in its Charter)

               Virginia                              54-1832714
     (State or other jurisdiction         (IRS Employer Identification No.)
           of incorporation)

                               622 Broad Street
                          Altavista, Virginia 24517
                                (804) 369-3000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                -------------

        ROBERT H. GILLIAM, JR.                        Copy to:
President and Chief Executive Officer       FRED W. PALMORE, III, ESQUIRE
    Pinnacle Bankshares Corporation           Mays & Valentine, L.L.P.
    622 Broad Street, P.O. Box 29               1111 East Main Street
      Altavista, Virginia  24517              Richmond, Virginia  23218
            (804) 369-3000                         (804) 697-1200
(Name, address, including zip code, and
telephone number, including area code,
of agent for service)
                                -------------

         Approximate date of commencement of proposed sale to public:
     As soon as practicable after the effective date of this registration statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following block.[x]

      If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.[ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering. [ ]

      If the Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                -------------

                       CALCULATION OF REGISTRATION FEE


      NOTE: This Post-Effective Amendment No.1 reflects the decision by the Board of Directors of Pinnacle Bankshares Corporation (the "Company") to include all shareholders under the Company's dividend reinvestment plan, and to appoint a third party administrator to administer the plan. The number of shares being offered under the plan have not been increased. Consequently, the registration fee for the shares of Common Stock to be offered pursuant to this plan was paid at the time of the filing of the Company's Registration Statement on Form S-3 (Reg. 333-69321) to which this Post-Effective Amendment No.1 relates.

PROSPECTUS

                         PINNACLE BANKSHARES CORPORATION
                                622 Broad Street
                            Altavista, Virginia 24517
                                 (804) 369-3000

                              AMENDED AND RESTATED
                           DIVIDEND REINVESTMENT PLAN
                         100,000 SHARES OF COMMON STOCK
                                ($3.00 par value)

                                     SUMMARY

     The Amended and Restated Dividend Reinvestment Plan (the "Plan") of Pinnacle Bankshares Corporation (the "Company") provides each holder of its Common Stock with a simple and convenient method of investing cash dividends in additional shares of Company Common Stock without fees of any kind. This
Prospectus relates to 100,000 shares of Company Common Stock reserved for sale under the Plan. The Plan was adopted by the Board of Directors of the Company on December 8, 1998 and amended by the Board on July 13, 1999 to include all shareholders of the Company, including shareholders whose stock is registered in the name of a nominee (for example, held in an account at a brokerage firm) and change the Plan Administrator from The First National Bank of Altavista to Registrar and Transfer Company.

     The Plan now grants all shareholders the option to direct that cash dividends on all or any portion of the shares then or subsequently held by such a shareholder be reinvested for the purchase of additional shares.

     The price of the shares purchased with reinvested dividends will be the market price of the shares as determined under the Plan.

     Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016, 1-800-368-5948, will administer the Plan. If your shares are registered in your own name, you may enroll in the Plan by completing the enclosed Authorization Card. If your shares are held in an account at a brokerage firm, you may enroll in the Plan by contacting the brokerage firm and requesting participation.

           It is suggested that this Prospectus be retained for future reference.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
                          ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             -----------------------

                    This Prospectus is dated August 9, 1999.

      No person has been authorized to give any information or to make any representation not contained in this Prospectus, and if given or made, such information or representation should not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to purchase any of the securities to which this Prospectus relates, in any jurisdiction, to or from any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither delivery of this Prospectus nor any distribution of the securities to which this Prospectus relates shall, under any circumstances, create any implication that the information contained herein is correct at any time subsequent to the date hereof.

                              AVAILABLE INFORMATION

      The  Company  has  filed  with  the  Commission  a Form  S-3  Registration
Statement (the "Registration Statement") under the Securities Act of 1933 relating to the shares of Company Common Stock issuable pursuant to the Plan. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. For further information, reference is made to the Registration Statement and to the exhibits thereto, which may be inspected without charge at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission at prescribed rates.

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the offices of the Commission, at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices at the following locations: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 75 Park Place, Room 1228, New York, New York 10007.

      Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains an internet web site at http://www.sec.gov., containing reports, proxy and informational statements and other information regarding companies who file reports electronically with the Commission.

      The Company will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of any person, a copy of any or all documents incorporated herein by reference (other than exhibits to such documents). See "Incorporation By Reference." Written request should be directed to Pinnacle Bankshares Corporation, 622 Broad Street, Altavista, Virginia 24517, and telephone requests may be made at the following number:
(804) 369-3000.

                           INCORPORATION BY REFERENCE

   The Company's latest annual report on Form 10-KSB, and as amended on Form 10-KSB/A, filed pursuant to Section 13(a) of the Exchange Act which contains consolidated financial statements for the Company's fiscal years ended December 31, 1998 and 1997, and the Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1999 and June 30, 1999 are specifically incorporated by reference into this Prospectus. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's 1998 fiscal year are specifically incorporated by reference into this Prospectus.

   All documents subsequently filed by the Company pursuant to sections 13, 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Common Stock pursuant to the Plan covered by this Prospectus, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

                                TABLE OF CONTENTS


      DESCRIPTION OF THE PLAN..........................................1

           Eligibility to Participate..................................1

           Enrollment in the Plan......................................1

           How the Plan Works..........................................2

           Stock Purchase Procedures...................................2

           Statement of Account........................................3

           Expenses of the Plan........................................3

           Withdrawals.................................................3

           Income Tax Status...........................................4

           Stock Dividends, Stock Splits and Rights Offerings..........4

           Voting of Shares Held by the Plan Administrator ............4

           Responsibility of the Plan Administrator....................5

      INTERPRETATION OF THE PLAN.......................................5

      CHANGES TO THE PLAN..............................................5

      USE OF PROCEEDS..................................................6

      LEGAL OPINION....................................................6

                         PINNACLE BANKSHARES CORPORATION

                              AMENDED AND RESTATED

                           DIVIDEND REINVESTMENT PLAN

                             DESCRIPTION OF THE PLAN

     Pinnacle Bankshares Corporation Dividend Reinvestment Plan (the "Plan") provides all of the Company's shareholders with a simple and convenient method for increasing their stock ownership in the Company by investing their cash dividends on all or any portion of the shares of the Common Stock of the Company held by them in additional shares of Company Common Stock. The Plan was adopted by the Board of Directors of the Company on December 8, 1998 and amended by the Board on July 13, 1999 to include all shareholders of the Company and to change the Plan Administrator from The First National Bank of Altavista to Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016 (the "Plan Administrator). Participation in the Plan is entirely voluntary.

Eligibility to Participate

     All shareholders of the Company including those who have shares of Company stock registered in their own name and shareholders whose stock is registered in the name of a nominee (for example, held in an account at a brokerage firm) are eligible to participate in the Plan.

Enrollment in the Plan

     To enroll in the Plan, a shareholder whose stock is registered in their own name and not registered in the name of a nominee must complete and sign the enclosed Authorization Card and return it to Registrar and Transfer Company,
Attn: Dividend Reinvestment Service, 10 Commerce Drive, Cranford, New Jersey 07016. An envelope is provided for this purpose. Additional forms and a copy of the Plan as adopted by the Board of Directors of the Company may be obtained at any time upon written request to the Plan Administrator at the above address or by telephone at 1-800-368-5948. Shareholders whose stock is registered in the name of a nominee (for example, held in an account at a brokerage firm) must contact the brokerage firm and request participation through the brokerage firm.

     Participation will begin with the next dividend after the Authorization Card is received or the Plan Administrator receives notice concerning the shares held in an account with a brokerage firm, provided it is received at least ten
(10) business days prior to that dividend record date. The Company policy for payment of cash dividends is to pay such dividends on the second Friday following the second Tuesday in January, April, July and October with the dividend record date occurring ten days prior to the payment date.

     Upon enrollment, participation continues automatically until terminated by the shareholder or termination of the Plan by the Company. Shareholders who enroll in the Plan need take no further action to participate in the Plan. Any shareholder wishing to cease participation in the Plan must submit such request in writing to the Plan Administrator or through their brokerage firm so that it is received by the Plan Administrator at least ten (10) business days prior to a particular dividend record date.

How the Plan Works

     By completing and returning the Authorization Card or causing their brokerage firm to notify the Plan Administrator, a participant may direct that dividends on all or any portion of the shares of Company Common Stock held of record will be reinvested in Company Common Stock. The participant may include all or any portion of shares held at the time of enrollment, plus all shares of Company Common Stock that may be subsequently purchased.

Stock Purchase Procedures

     The Company will deliver, each quarter, to the Plan Administrator dividends on those shares of Company Common Stock owned by a participant. The Plan Administrator then promptly will apply a participant's dividends, combined with those of other participants, to the purchase of shares of Company Common Stock. Funds held by the Plan Administrator will not bear interest.

     The source of shares of Company Common Stock to be purchased under the Plan for the dividend reinvestment will be either, authorized but unissued shares of the Company, shares of Company Common Stock purchased on the open market, or a combination thereof, as determined by the Board of Directors of the Company.

     The purchase price of shares purchased by the Plan Administrator from the Company on behalf of the Plan participants shall be a price determined by a duly authorized Dividend Reinvestment Plan Committee of the Company (the "Committee") consisting of not less than four members of the Company's Board of Directors (at least three of which shall be outside directors). In addition, the Committee shall be advised by a non-Board member chosen by the Committee who is experienced in the financial markets and the securities business (the "Outside Advisor"). In determining the per share purchase price, the Committee, in consultation with the Outside Advisor, shall take into consideration the book value of the Common Stock of the Company, the relationship between the traded price and book value of shares for financial institutions of similar size and similar operating results to the Company, any recent trades of the Common Stock of the Company brought to the attention of the Committee and such additional information as the Committee in its judgment deems appropriate.

     The purchase price of shares purchased in the open market shall be the average of the actual purchase prices paid by the Plan Administrator for the shares so purchased, net of broker's commissions, fees and federal transaction taxes, if any.

     All shares purchased with a participant's dividends will be credited to the participant's Dividend Reinvestment Plan account. Shares that accumulate in that account will earn dividends, and these also will be automatically reinvested as well.

     Since a participant's dividends will seldom be an amount that will purchase an exact number of shares, purchases for an account will normally include a fractional share. These fractional shares will earn proportional dividend income the same as full shares.

     The Plan Administrator will hold the stock purchased under the Plan for the account of each participant until participation in the Plan terminates or the Plan is terminated by the Company. However, a participant may withdraw full shares from his account on ten (10) business days' written notice to the Plan Administrator. See the section "Withdrawals" below for further information.

     Separate certificates for the shares purchased under the Plan will not be issued to participants. All certificates for shares purchased under the Plan will be issued to and held by the Plan Administrator or its nominee for the benefit of participants. This feature of the Plan protects against loss, theft or destruction of stock certificates.

Statement of Account

     After each dividend payment date, a statement of Plan Account will be mailed to the Participants. The statement will show the cost of shares purchased, current transactions, and total full and fractional shares held in the Plan Account.

     Each participant should keep these statements so as to be able to establish the cost basis of shares purchased under the Plan.

Expenses of the Plan

     Participants will incur no brokerage commissions, service charges or other fees for purchases made under the Plan. All costs of administration of the Plan will be paid by the Company.

Withdrawals

     A participant may withdraw any and all of the full shares held by the Plan Administrator on ten (10) business days' prior written notice to the Plan Administrator. Upon receipt of a notice of withdrawal of shares, the Plan Administrator shall promptly transmit to the participant certificates registered in the participant's name for the full shares withdrawn.

     To withdraw completely from the Plan, a participant must notify the Plan Administrator at least ten (10) business days prior to a particular dividend record date that all shares registered in the participant's name are to be withdrawn from the Plan and request the Plan Administrator to return all shares held in the participant's account.

     Shares of stock credited to a participant's account may not be pledged or assigned. A participant who wishes to pledge or assign any such shares must request that a certificate for such shares be issued in his name.

Income Tax Status

     Dividend Reinvestment - A shareholder who participates in the Plan will have to report the receipt of dividend income equal to the fair market value of the Common Stock purchased with the reinvested dividends. The tax basis of shares acquired through the Plan will also be equal to the value of the Common Stock purchased with the reinvested dividends. For example, Company stock with a value of $100 will be purchased for a participant who reinvests a $100 cash dividend, and such participant will have to report dividend income of $100 and will have a basis in the purchased stock of $100. The holding period for shares acquired through the Plan will begin on the day following the dividend payment date.

     A participant who is subject to withholding tax on the payment of dividends will receive less stock than a participant who is not subject to withholding, because less cash will be transferred to the Plan Administrator for its use in purchasing additional shares.

     Additional Tax Information - The tax basis of any shares acquired through the Plan will be the fair market value as of the dividend payment date.

     Each participant will receive a Plan statement of account after each dividend payment date which details the year-to-date dividends paid to the participant under the Plan.

     A participant will not realize any taxable income when he receives a certificate for whole shares credited to his account, either upon his request for certain of those shares or withdrawal from or termination of the Plan.

     Participants in the Plan are urged to consult with their own tax advisors for more specific information with regard to the dividend reinvestment and optional payment features of the Plan.

Stock Dividends, Stock Splits and Rights Offerings

     If the Company should declare a stock dividend or split, each participant's account will be credited with the number of shares issued based upon the number of full and fractional shares held in the participant's account under the Plan. Shares issued as a result of stock dividends or splits on shares registered in the name of a participant will be distributed in the same manner as to those shareholders who are not participating in the Plan. Rights issued on shares held by the Plan will also be distributed to participants in the same manner as to other shareholders.

Voting of Shares Held by the Plan Administrator

     Participants will be entitled to vote all full shares and fractional shares credited to their accounts in the Plan. The Plan Administrator will provide documents for each participant's signature directing the Plan Administrator to vote those shares credited to the account of the participant in accordance with the participant's instructions on the form. If no instructions are received by the Plan Administrator from a participant, such participant's shares will not be voted.

Responsibility of the Plan Administrator

     The Plan Administrator will receive the participant's dividend payments, invest such amounts in additional shares of Common Stock, maintain continuing records of each participant's account, and advise participants as to all transactions in and the status of their accounts. The Plan Administrator will act in the capacity of agent for the participants.

     All notices from the Plan Administrator to a participant will be addressed to the participant at his last address of record with the Plan Administrator. The mailing of a notice to a participant's last address of record will satisfy the Plan Administrator's duty of giving notice to such participant. Therefore, participants must promptly notify the Plan Administrator of any change of address.

     Neither the Company, the Board of Directors, the Plan Administrator, the Committee nor any director, officer or agent of the Company or the Plan Administrator shall have any liability to the participants for any acts done in the performance of duties hereunder in good faith nor for any good faith omissions to act pursuant to the Plan including, without limitation, any claim for liability arising from failure to terminate the participant's account upon such participant's death or adjudicated incompetency prior to receipt of notice in writing of such death or adjudicated incompetency, nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth in the Plan.

     The participants should recognize that neither the Company nor the Plan Administrator can provide any assurance that shares purchased under the Plan will, at any particular time, be worth more or less than their purchase price.

     All transactions in connection with the Plan shall be governed by laws of the Commonwealth of Virginia.

                          INTERPRETATION OF THE PLAN

     The Board of Directors of the Company have absolute authority, in its sole discretion, to interpret and consider any and all provisions of the Plan, to adopt rules and regulations for administration of the Plan and to make other distributions deemed necessary or otherwise for administration of the Plan.

                             CHANGES TO THE PLAN

     While the Company hopes to continue a dividend reinvestment plan indefinitely, the Company reserves the right to suspend or terminate the Plan at any time. It also reserves the right to make modifications to the Plan. Participants will be notified of any such suspension, termination or modification.

                               USE OF PROCEEDS

     The Company has no basis for estimating either the number of shares that will ultimately be sold under the Plan or the price at which such shares will be sold. The Company intends to apply funds derived from the Plan to its general funds for general corporate use, including investments in or the extension of credit to its banking and non-banking subsidiaries.

                                LEGAL OPINION

     Certain legal matters in connection with the Plan have been passed upon for the Company by Mays & Valentine, L.L.P., Richmond, Virginia, which has acted as special counsel in connection with the Plan.

                                   Part II

Item 14.  Other Expenses of Issuance and Distribution.

Registration Fees: less than $500*
Legal Fees: $2,000
Accounting Fees: $3,000
Printing Fees: less than $1,000
Other: less than $1,000

-----------------------

* This registration fee was paid at the time of the filing of the Company's Registration Statement on Form S-3 (Reg. No. 333-69321) to which this Post-Effective Amendment No. 1 relates.


Item 15.  Indemnification of Directors and Officers.

     Title 13.1, Chapter 9, Article 10 of the Code of Virginia of 1950, as amended, permits a Virginia corporation in general to indemnify any of its officers and directors, and any person serving at its request as an officer or director or another corporation or enterprise if he acted in good faith and in a manner which he believed to be in, or not opposed to, the best interest of the corporation. In the event, however, that such person is adjudged liable to the corporation, he will not be entitled to indemnification. The statute also permits a corporation to provide other or further indemnity in its articles of incorporation, or in a bylaw or resolution approved by its directors or shareholders, except for an indemnity against willful misconduct or a knowing violation of criminal law. Furthermore, unless limited by its articles of incorporation, a corporation shall indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation. Finally, the statute authorizes a corporation to purchase and maintain insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

     The Articles of Incorporation of the Registrant provide that, to the extent and under the circumstances permitted by Virginia Code Section 13.1-704B, Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he is or was a director or officer of the Registrant against liabilities, penalties, claims and fines, including amounts paid in settlement, reasonable expenses, and attorney's fees, imposed upon, threatened or asserted against him or her because he or she is or was an officer or director of the Registrant, except for an indemnity against willful misconduct or a knowing violation of criminal law.

Item 16.    Exhibits.

      The following is a list of exhibits included as part of this registration statement and included herewith at the end of this registration statement.

                                                                     Sequential
     Exhibit No.        Description of Exhibit                       Page Number
     -----------        ----------------------                       -----------
     4.1              Pinnacle Bankshares Corporation
                      Amended and Restated Dividend
                      Reinvestment Plan

     5*               Opinion of Mays & Valentine, L.L.P.
                      regarding the legality of the securities being registered and consent, filed as
                      Exhibit 5 to Pinnacle Bankshares
                      Corporation's Registration Statement on
                      Form S-3 (Reg. No. 333-69321), filed on
                      December 17, 1998.

     23.1*            Consent of Mays &
                      Valentine, L.L.P.
                      (included as part of Exhibit 5).

     23.2             Consent of KPMG LLP

     24*              Powers of Attorney, filed as Exhibit 24 to
                      Pinnacle Bankshares Corporation's
                      Registration Statement on Form S-3
                      (Reg. No. 333-69321), filed on
                      December 17, 1998.

     99.1             Dividend Reinvestment Plan
                      Shareholder Authorization Card.

------------------

*  Incorporated by reference


Item 17.  Undertakings.

      The following undertakings apply to the offering:

(a) Rule 415 Offering. The Registrant is registering securities under Rule 415 of the Securities Act, therefore it will:

      (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule

      14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Altavista, Commonwealth of Virginia, on the 9th day of August, 1999.

                                    PINNACLE BANKSHARES CORPORATION


                                    By:  / s/ Robert H. Gilliam, Jr.
                                         ---------------------------------------
                                         Robert H. Gilliam, Jr.
                                         President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Company's Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

       Signature                      Title                          Date
       ---------                      -----                          ----

/s/ Robert H. Gilliam, Jr.     President and                 August 9, 1999
-----------------------------  Chief Executive Officer
      Robert H. Gilliam, Jr.   (Principal Executive Officer)
                               and Director

/s/ Dawn P. Crusinberry        Secretary, Treasurer and      August 9, 1999
-----------------------        Chief Financial
      Dawn P. Crusinberry      Officer (Principal Financial
                               Officer)


  */s/ Alvah P. Bohannon, III  Director                      August 9, 1999
-----------------------------
    Alvah P. Bohannon, III


  */s/ John P. Erb             Director                      August 9, 1999
-----------------------------
    John P. Erb


  */s/ Robert L. Finch         Director                      August 9, 1999
-----------------------------
    Robert L. Finch


  */s/ R. B. Hancock, Jr.      Director                      August 9, 1999
-----------------------------
    R. B. Hancock, Jr.


  */s/ James P. Kent, Jr.      Director                      August 9, 1999
-----------------------------
    James P. Kent, Jr.


  */s/ Percy O. Moore          Director                      August 9, 1999
-----------------------------
    Percy O. Moore

  */s/ Carroll E. Shelton      Vice President and Director   August 9, 1999
-----------------------------
    Carroll E. Shelton


  */s/ Herman P. Rogers, Jr.    Director                     August 9, 1999
-----------------------------
    Herman P. Rogers, Jr.


  */s/ Kenneth S. Tyler, Jr.   Director                      August 9, 1999
-----------------------------
    Kenneth S. Tyler, Jr.


  */s/ John L. Waller          Director                      August 9, 1999
-----------------------------
    John L. Waller


  */s/ A. Willard Arthur       Director                      August 9, 1999
-----------------------------
    A. Willard Arthur


  */s/ James E. Burton, IV     Director                      August 9, 1999
-----------------------------
    James E. Burton, IV

*By: /s/ Dawn P. Crusinberry
     ------------------------
        Dawn P. Crusinberry
          Attorney-in-Fact

                                INDEX TO EXHIBITS


Exhibit
Number                        Description
-------                       -----------
4.1                     Pinnacle Bankshares Corporation
                        Amended and Restated Dividend
                        Reinvestment Plan.

5*                      Opinion of Mays & Valentine, L.L.P.
                        regarding the legality of the securities being registered and consent, filed as
                        Exhibit 5 to Pinnacle Bankshares
                        Corporation's Registration Statement on
                        Form S-3 (Reg. No. 333-69231) filed on
                        December 17, 1998.

23.1*                   Consent of Mays & Valentine, L.L.P.
                        (included as part of Exhibit 5).

23.2                    Consent of KPMG LLP

24*                     Powers of Attorney, filed as Exhibit 24 to
                        Pinnacle Bankshares Corporation's
                        Registration Statement on Form S-3
                        (Reg. No. 333-69321), filed on
                        December 17, 1998.

99.1                    Dividend Reinvestment Plan
                        Shareholder Authorization Card.


------------------

*  Incorporated by reference

                                                                     Exhibit 4.1
                                                                     -----------
                       PINNACLE BANKSHARES CORPORATION
                             AMENDED AND RESTATED
                          DIVIDEND REINVESTMENT PLAN



           1.     Purposes.
                  --------
           The Pinnacle Bankshares Corporation Amended and Restated Dividend Reinvestment Plan (the "Plan") is intended to provide a method whereby shareholders of Pinnacle Bankshares Corporation (the "Company") will have the opportunity to reinvest cash dividends paid to purchase additional shares of Common Stock of the Company.

           2.     Administration.
                  --------------
           The Plan shall be administered by Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016 (the "Plan Administrator") which shall act as the agent for the Participants with respect to the Plan.

           3.     Eligibility and Enrollment.
                  --------------------------
                  All shareholders of the Company including those who have shares of Company stock registered in their own name and shareholders whose stock is registered in the name of a nominee (for example, held in an account at a brokerage firm) are eligible to participate in the Plan. To enroll in the Plan, a shareholder whose stock is registered in their own name and not registered in the name of a nominee must complete and sign an authorization card and return it to the Plan Administrator. Shareholders whose stock is registered in the name of a nominee (for example, held in an account at a brokerage firm) must contact the brokerage firm and request participation through the brokerage firm. Participation will begin with the next dividend after the authorization card is received by the Plan Administrator or the Plan Administrator receives notice concerning the shares held in an account with a brokerage firm, provided it is received at least ten (10) business days prior to that Dividend Record Date. The Company policy for payment of cash dividends is to pay such dividends on the second Friday following the second Tuesday in January, April, July and October with the Dividend Record Date occurring ten days prior to the payment date.

           4.     Payment of Dividends to the Plan Administrator.
                  ----------------------------------------------
           On the payment date for any cash dividend on Company Common Stock, the Company shall, or shall cause, the dividends (less withholding taxes, if any,) payable on all participating shares and all shares held by the Plan Administrator under the Plan to be paid over to the Plan Administrator. The Plan Administrator shall apply such dividends to the purchase of Company Common Stock in accordance with the Plan.

           5.     Purchase of Company Shares with Dividends.
                  -----------------------------------------
           The  Plan   Administrator   shall  apply  the  funds   received  in
    conformity with paragraph 4 hereof, together with any funds held by the Plan Administrator from prior dividend payments to either, as determined by the Board of Directors of the Company:

                  (a) the immediate purchase from the Company out of the Company's authorized but unissued shares of Common Stock, such number of shares of Common Stock as the Company is then willing to sell to the Plan Administrator for the purpose of investing such dividends in Company Common Stock,

                  (b) the purchase of Company Common Stock on the open market, which purchases may be made from time to time after the dividend payment date but shall be made no later than the last day of the first calendar month beginning after the dividend payment date, or

                  (c)    a combination of (a) and (b) above.

           To the extent that any applicable law requires the Company or the Plan Administrator to withhold taxes in respect of any dividend on the purchase of shares, and such sums have not been withheld by the Company out of the dividends paid over to the Plan Administrator, the Plan Administrator shall deduct the amounts so required by law to be withheld from the funds in its hands prior to making the purchases provided for in this Paragraph 5, and remit such sums to the Company, which shall be responsible for the proper application thereof.

           The per share purchase price of shares acquired from the Company under paragraph 5(a) above shall be a price determined by a duly authorized Dividend Reinvestment Plan Committee of the Company (the "Committee") consisting of not less than four members of the Company's Board of Directors (at least three of which shall be outside directors). In addition, the Committee shall be advised by a non-Board member chosen by the Committee who is experienced in the financial markets and securities business (the "Outside Advisor"). In determining the per share purchase price, the Committee, in consultation with the Outside Advisor, shall take into consideration the book value of the Common Stock of the Company, the relationship between the traded price and book value of shares for financial institutions of similar size and similar operating results to the Company, any recent trades of the Common Stock of the Company brought to the attention of the Committee and such additional information as the Committee in its judgment deems appropriate.

           The per share purchase price charged to each participant's account in respect of shares purchased in the open market under paragraph 5(b) above by the Plan Administrator shall be the average of the actual purchase prices paid by the Plan Administrator for the shares so purchased in respect of the particular dividend being reinvested, net of broker's commissions, fees and federal transactional taxes, if any.

           The Plan Administrator may rely upon the per share purchase price set by the Committee in making purchases of Common Stock of the Company for the Plan.

           6.     Dividend Reinvestment Accounts.
                  ------------------------------
           The Plan Administrator shall maintain a dividend reinvestment account for each Participant in the Plan and for those Participants participating through their brokerage accounts, as a group, to which shall be credited, on each dividend payment date, the dividends applicable to such Participant's participating shares. Upon purchase of shares by the Plan Administrator in conformity with paragraph 5 hereof, each Participant's pro rata portion of the applicable purchase price of such shares as set forth in Paragraph 5(a) or 5(b), as applicable, shall be charged to the appropriate account and each Participant's pro rata portion of the shares purchased (including fractional shares calculated to three decimal places) shall be credited to such account.

           7.     Registration of Shares.
                  ----------------------
           All shares held by the Plan Administrator under the Plan shall be held in the name of the Plan Administrator or its nominee.

           8.     Interest.
                  --------
           Funds held by the Plan Administrator shall not bear interest.

           9.     Participation and Withdrawals from the Plan.
                  -------------------------------------------
           A Participant may, at any time, add to, or reduce the number of shares which such Participant desires to have participate in the Plan by filing or causing their brokerage firm to file an appropriate application or notification with the Plan Administrator. A Participant may enroll all shares in the Plan including shares registered in such Participant's name and shares registered in the name of a nominee (for example, a bank, broker, or trustee).

           If all shares owned by a Participant are shares participating in the Plan and a part of such shares are transferred by the Participant, such shares so transferred shall cease to participate in the Plan but the remainder of such Participant's shares shall continue to participate in the Plan.

           Even if a Participant withdraws from the Plan or disposes of all shares owned by the Participant, such Participant shall continue to be a Participant in the Plan with respect to the shares in such Participant's account with the Plan Administrator until all shares held by the Plan Administrator in such Participant's account have been withdrawn pursuant to Paragraph 10 or such Participant's participation in the Plan has terminated pursuant to Paragraph 11.

           Shares of Company Stock credited to a participant's account may not be pledged or assigned. A participant who wishes to pledge or assign shares must request that a certificate for such shares be issued in his name.

           10.    Withdrawal of Shares by Participants.
                  ------------------------------------
           A Participant shall be entitled to withdraw any or all full shares held by the Plan Administrator for such Participant's account on ten (10) business days' written notice to the Plan Administrator.

           11.    Termination of Participation in the Plan.
                  ----------------------------------------
           A Participant's participation in the Plan shall terminate if:

                  (a) The Plan Administrator is notified at least ten (10) business days prior to a dividend record date that the Participant desires to terminate his participation in the Plan;

                  (b) All of such Participant's participating shares in the Plan cease to be participating shares and Participant withdraws all full shares held by the Plan Administrator in such Participant's account; or

                  (c)      The Company terminates the Plan.

           12.    Distributions from Participants' Accounts.
                  -----------------------------------------
           Upon receipt of a notice of withdrawal of shares held by the Plan Administrator and upon termination of a participation in the Plan, the Company or the Plan Administrator shall, after the expiration of the notice period, transmit to the Participant certificates registered in the Participant's name for the full shares withdrawn or, in the case of the termination under Paragraph 11, for all shares in the Participant's account, provided however, if notice of withdrawal or termination is received by the Plan Administrator after the second business day prior to the record date for the determination of shareholders entitled to a dividend and before the payment date for such dividend, the shares shall be distributed, together with shares acquired with such dividend for the Participant's account, promptly after the completion of the reinvestment of such dividend in Company Common Stock.

           If a distribution of shares is made by the Plan Administrator in connection with a termination under Paragraph 11, the share certificates delivered to the Participant shall be accompanied with a check for the fair value of any fractional shares in the Participant's account. The fair value of such fractional shares shall be calculated based upon the value of the Common Stock as of the most recent determination of value under paragraph 5 above which precedes the date of the notice of withdrawal or, if distribution is being delayed and made immediately following a dividend payment date, as of the valuation determination following thereafter.

           13.    Fractional Share Account.
                  ------------------------
           The Company will maintain with the Plan Administrator a fractional share account for sales to and purchases from the Plan Administrator of whole shares needed to provide fractional shares and for payment for fractional shares, in the case of shares purchased by the Plan Administrator on the over-the-counter market.

           14.    Voting.
                  ------
           The Company or the Plan Administrator will supply each Participant or the nominee for the Participant, as the case may be, with proxy statements and proxy forms indicating the number of full and fractional shares held by such Participant. The Plan Administrator will vote each Participant's full shares in conformity with the instructions shown on the proxy cards returned to the Plan Administrator or the Company, and similarly, the Plan Administrator will aggregate the vote of each Participant's fractional shares in conformity with the instructions on such proxy card with the fractional share votes of all other participants who have instructed the Plan Administrator to vote their shares on the same matters in the same manner such that the fractional share votes can be aggregated into full share votes. If no instructions are received from a Participant, such Participant's shares will not be voted.

           15.    Stock Dividends, Dividends in Kind and Rights.
                  ---------------------------------------------
           Dividends paid in Common Stock of the Company will be delivered to the Plan Administrator and credited to the accounts of Participants in conformity with their rights thereto.

           Dividends in shares other than Common Stock, property or other similar distributions and rights offerings shall be distributed to Participants in the same manner and to the same extent as to other shareholders.

           16.    Reports to Participants.
                  -----------------------
           Each Participant shall receive a statement of account following the payment date for each dividend declared and paid by the Company showing the amounts invested for the Participant's account, the purchase price and number of shares purchased and other information for the year to date. Each Participant also will receive a Prospectus for the Plan, and the Company's Annual Report. In addition, Participants will receive copies of all communications sent by the Company to the holders of Company Common Stock as a class.

           17.    Administration and Interpretation.
                  ---------------------------------
           The Board of Directors of the Company shall have absolute authority, in its sole discretion, to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administration of the Plan and to make all other determinations deemed necessary or advisable for administration of the Plan.

           18.    Good Faith.
                  ----------
           Neither the Company, the Board of Directors, the Plan Administrator, the Committee nor any director, officer or agent of the Company or the Plan Administrator shall have any liability to the participants for any acts done in the performance of duties hereunder in good faith nor for any good faith omissions to act pursuant to the Plan including, without limitation, any claim for liability arising from failure to terminate the participant's account upon such participant's death or adjudicated incompetency prior to receipt of notice in writing of such death or adjudicated incompetency, nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth in the Plan.

           19.    Amendment and Termination of the Plan.
                  -------------------------------------
           The Company reserves the right to amend, modify, suspend or terminate the Plan at any time.

           20.    Governing Law.
                  -------------
           The Plan, its operation and administration shall be governed by the laws of the Commonwealth of Virginia.

           21.    Effective Date.
                  --------------
           This Plan shall be effective when the Plan has been approved and adopted by the Board of Directors.

    Approved by the Board of Directors on December 8, 1998, and amended by the Board of Directors on July 13, 1999.